UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2007

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)         On October 15, 2007, CBS Corporation (“CBS” or the “Company”) entered into an agreement providing for the continued employment of Leslie Moonves as President and Chief Executive Officer of CBS (the “Agreement”). The Agreement supersedes the prior employment agreement between Mr. Moonves and the Company dated July 1, 2004, as amended from time to time (the “Prior Agreement”). The term of the Agreement commences on October 1, 2007 and ends on September 30, 2011, subject to earlier termination in accordance with the terms of the Agreement.

Under the Agreement, Mr. Moonves will receive an annual salary of $3.5 million (subject to review and increase at the discretion of the Compensation Committee of the Board of Directors of the Company (the “Committee”)), which replaces $5.9 million of annual salary and deferred compensation provided under the Prior Agreement. Mr. Moonves will be eligible to receive an annual bonus under the Company’s Senior Executive Short-Term Incentive Plan based upon the achievement of performance goals established by the Committee. Beginning with January 1, 2008, Mr. Moonves’ target bonus for each whole calendar year will be 300% of his salary (subject to review and increase at the discretion of the Committee).

The Agreement also provides that Mr. Moonves will receive grants of long-term compensation under the Company’s Long-Term Management Incentive Plan. He will receive an option to purchase 5 million shares of CBS Class B Common Stock (the “Class B Shares”). The grant will be made after the close of the market on the third trading day following the Company’s announcement of the arrangements set forth in the Agreement, and will have an exercise price equal to the closing price of the Class B Shares on the New York Stock Exchange on that day. Mr. Moonves’ stock options will vest and become exercisable in four equal installments on October 1, 2008, October 1, 2009, October 1, 2010 and September 30, 2011, and will have a term of eight years from the date of grant. Mr. Moonves will also receive an annual long-term incentive award for performance-based restricted stock units (“RSUs”) with a value of $7.6 million, beginning on October 15, 2007, the date of execution of the Agreement, and on each of October 1, 2008, October 1, 2009 and October 1, 2010. Each RSU will correspond to one Class B Share, with the number of RSUs to be determined by the closing price of one Class B Share on the grant date. The Committee will establish a performance goal for each RSU award based on the Company’s budgeted free-cash flow for the relevant performance period. Each award will conditionally vest on the one-year anniversary of the award date, except that the RSUs awarded on October 15, 2007 will conditionally vest on October 1, 2008 and RSUs granted on October 1, 2010 shall conditionally vest on September 30, 2011. The RSUs will vest and be settled upon a certification by the Committee that the applicable performance goal has been achieved.

The Agreement entitles Mr. Moonves to participate in arrangements for benefits, business expenses and perquisites available to other senior executives of CBS. Mr. Moonves will also receive no less than $8 million of life insurance and will be fully reimbursed by the Company with respect to any net incremental New York state and local taxes and fees he incurs as a result of his providing services in New York, with such amount to be reviewed and validated by the Committee.

The Agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, and protecting confidential information and CBS’s ownership of work product, as well as other covenants, during Mr. Moonves’ employment and for specified periods after the termination of employment.

Consistent with the Prior Agreement, the Agreement provides that Mr. Moonves will report to the Board of Directors of CBS (the “Board”) and, for so long as Sumner M. Redstone is the Executive Chairman and Founder of CBS, to Mr. Redstone, and that Mr. Moonves will be nominated annually for election to the Board and will agree to serve as a member of the Board for each period for which he is so elected.

Under the Agreement, if Mr. Moonves resigns his employment for “good reason,” or if the Company terminates his employment without “cause” (as these terms are defined in the Agreement), Mr. Moonves will be entitled to the following: (i) payment of accrued compensation and benefits; (ii) payment of a prorated bonus for the year of such resignation or termination; (iii) severance payments; (iv) the vesting of his unvested and outstanding CBS stock options, restricted stock and RSUs; (v) provision of suitable office facilities and a personal secretary through September 30, 2011; (vi) the continuation of life insurance coverage through September 30, 2011; and (vii) certain other health and welfare benefits after termination. The amount of any severance payment made to Mr. Moonves depends on when during the employment term either such resignation or termination occurs. If Mr. Moonves is terminated without cause at any time during the employment term or resigns for good reason before October 15, 2009, he is entitled to an amount equal to three times the sum of his salary at termination and the average annual bonus paid to Mr. Moonves with respect to the three prior calendar years. If he resigns for good reason on or after October 15, 2009, he is entitled to reduced amounts. Consistent with the Prior Agreement, in the event any payments made to Mr. Moonves would be subject to the excise tax imposed on “parachute” payments by the Internal Revenue Code, CBS will “gross-up” his compensation for all such excise taxes and any federal, state and local taxes applicable to such gross-up payment (including penalties and interest).

The Agreement also provides for termination for cause, for incapacity and for death and specifies in each instance the benefits and other entitlements Mr. Moonves would receive.

The Agreement also provides incentives for Mr. Moonves to continue his employment with the Company as a Senior Advisor or Producer for a three-year period beginning upon the expiration of the Agreement on September 30, 2011, or earlier if Mr. Moonves resigns his employment for good reason or the Company terminates Mr. Moonves’ employment without cause. If Mr. Moonves elects to continue his employment as a Senior Advisor, the Company would pay Mr. Moonves a salary at the annual rate of $2 million (“Advisor Fee”); if he elects to continue as a Producer, the Company would pay him according to a separate agreement to be entered into between Mr. Moonves and the Company at a later date. As a Senior Advisor or Producer, Mr. Moonves would also be eligible for substantially similar benefits and perquisites as provided during his original employment term, and he would also be subject to substantially similar restrictive covenants as applied during his original employment term. The Company would grant Mr. Moonves 300,000 additional RSUs (the “Additional RSUs”) on the first business day of the year following the year in which his continued employment with the Company as a Senior Advisor or Producer begins, or at such other specified date. The Additional RSUs will vest as follows: 100,000 on the second anniversary of the beginning of his employment as a Senior Advisor or Producer; and 200,000 on the third anniversary of his employment as a Senior Advisor or Producer.

The foregoing description of the Agreement is qualified by reference to the Agreement between Leslie Moonves and the Company, which is attached hereto as Exhibit 10 and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

10	Agreement, dated October 15, 2007, between the Company and Leslie Moonves

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/s/ Louis J. Briskman
Name:	Louis J. Briskman
Title:	Executive Vice President and General Counsel

Date: October 19, 2007

Exhibit Index

Exhibit Number	Description of Exhibit

10	Agreement, dated October 15, 2007, between the Company and Leslie Moonves